UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 29, 2010

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On September 30, 2010, Hewlett-Packard Company (“HP”) announced that its Board of Directors had elected Léo Apotheker as President and Chief Executive Officer of HP effective on November 1, 2010 (the “Effective Date”).  Mr. Apotheker will succeed Catherine A. Lesjak, who has served as HP’s interim Chief Executive Officer since August 6, 2010 and who will cease serving in that capacity on the Effective Date.  Ms. Lesjak will continue to serve as Executive Vice President and Chief Financial Officer of HP.  A copy of HP’s press release announcing Mr. Apotheker’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c)                                  On September 29, 2010, the HP Board of Directors elected Léo Apotheker as President and Chief Executive Officer of HP effective on the Effective Date.  As discussed below, Mr. Apotheker will also join HP’s Board of Directors effective on the Effective Date.

Mr. Apotheker, age 57, served as CEO of SAP AG, a software company, from June 2009 until February 2010 after having served as co-CEO of SAP from April 2008 to May 2009.  Previously, Mr. Apotheker served as worldwide Chairman of Customer Solutions and Operations for SAP from 2002 until April 2008.  Mr. Apotheker occupied various other positions at SAP since joining the company in 1995, including Chairman of SAP EMEA from 1999 to 2002; Chairman of SAP for the South-West Europe Region from 1997 to 1999; and CEO of SAP France and SAP Belgium from 1995 to 1997.

On September 29, 2010, HP entered into an Employment Agreement with Mr. Apotheker (the “Employment Agreement”), a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.  A summary of the material terms and conditions of the Employment Agreement, including, without limitation, the term of the agreement and Mr. Apotheker’s employment commencement date, positions, membership on HP’s Board of Directors, base salary, annual incentive compensation, long-term incentive awards, signing bonus, relocation payment, sign-on equity grants, termination benefits and severance payments, are set forth in the document entitled “Summary of Terms of Léo Apotheker Employment Agreement” (the “Summary”), a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.  The Summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement.

(d)                                 On September 29, 2010, the HP Board of Directors elected Mr. Apotheker to serve as a director of HP effective on the Effective Date.  Mr. Apotheker is not expected to serve on any committee of the Board, and he will not receive any compensation for his service as a director.  Other than the Employment Agreement, there is no arrangement or understanding between Mr. Apotheker and any other persons pursuant to which he was selected as a director.

On September 30, 2010, the Board elected Raymond J. Lane to serve as a director of HP and designated Mr. Lane as non-executive Chairman of the Board effective on the Effective Date.  Mr. Lane has not been named to serve on any committee of the Board, and the information about whether Mr. Lane is expected to be named to serve on any committees of the Board has not been determined or is unavailable at the time of this filing.  In addition, the information relating to Mr. Lane required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.

Mr. Lane, age 63, is a Managing Partner of Kleiner Perkins Caufield & Byers, a venture capital firm.  Prior to joining Kleiner Perkins in July 2000, Mr. Lane was President and Chief Operating Officer and a director of Oracle Corporation, a software company, where he served in various executive management positions since joining Oracle in June 1992.  Mr. Lane also is a director of Quest Software, Inc.

The HP Board of Directors approved an equity retainer to be awarded to Mr. Lane in connection with his election as director and designation as non-executive Chairman consisting of 45,000 restricted stock units, one-third of which will vest on the first anniversary of the date of grant and two-thirds of which will vest on the third anniversary of the date of grant, with any unvested units to be forfeited in the event that Mr. Lane’s service as non-executive Chairman terminates prior to the full vesting of the award.  No other compensation will be paid to Mr. Lane for his service on the Board during the period extending from the Effective Date until the date that directors are elected at the next annual meeting of HP stockholders.  If Mr. Lane is re-elected to the Board by HP stockholders at that meeting, his compensation for service as a director and as non-executive Chairman thereafter shall be established as part of the Board’s regular annual review of director compensation.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2010, the Board approved an amendment to Section 3.2 of Article III of HP’s Amended and Restated Bylaws (the “Bylaws”) in connection with the election of Mr. Apotheker as a director to increase the size of the Board from 10 to 11 directors effective on the Effective Date.  On September 30, 2010, the Board approved an additional amendment to Section 3.2 of Article III of the Bylaws in connection with the election of Mr. Lane as a director to increase the size of the Board to 12 directors effective on the Effective Date.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Léo Apotheker Employment Agreement, dated September 29, 2010, between HP and Léo Apotheker (filed herewith).
99.1	Press release entitled “Léo Apotheker Named CEO and President of HP” (filed herewith).
99.2	Summary of Terms of Apotheker Employment Agreement (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: October 1, 2010	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Léo Apotheker Employment Agreement, dated September 29, 2010, between HP and Léo Apotheker (filed herewith).
99.1	Press release entitled “Léo Apotheker Named CEO and President of HP” (filed herewith).
99.2	Summary of Terms of Apotheker Employment Agreement (filed herewith).